UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	The Nasdaq Stock Market LLC

SECTION 7. REGULATION FD
Item 7.01.    Regulation FD Disclosure.
As previously announced, today, June 25, 2019, Forward Air Corporation (the “Company”) will host an Investor Day presentation at 8:25 a.m. in New York City. Investors can access the live webcast and accompanying presentation at https://event.webcasts.com/starthere.jsp?ei=1247377&tp_key=d38ac8c9e3. A copy of the presentation is furnished herewith as Exhibit 99.1 and will also be available on the Investor Relations portion of the Company's website at www.forwardaircorp.com.
The Company is reaffirming its previously announced year-on-year revenue growth expectations of 4% to 8% for the second quarter ended June 30, 2019. In addition, as previously disclosed, the Company anticipates 2019 second quarter EPS to be approximately 15% below its previous EPS guidance range as a result of a $5.0 million reserve recorded in June 2019 for pending vehicular claims. The claims underlying this reserve are still developing and may further impact the Company’s results. The Company is responsible for the first $7.5 million per claim until it meets the $6.0 million aggregate deductible for claims between $3.0 million and $5.0 million and the $2.5 million aggregate deductible for claims between $5.0 million and $10.0 million.

In addition, below is a summary of preliminary key operating statistics for the Company’s Expedited LTL segment for the quarter-to-date periods ended June 19, 2019 and 2018, if available.

Expedited LTL Operating Statistics

	April	May	June [1]	Quarter-to-Date [2]

2019 Billable Tonnage [3]	213,653	215,667	127,547	556,867
2018 Billable Tonnage [3]	217,137	233,244	137,215	587,596
Percent Change	(1.6)%	(7.5)%	(7.0)%	(5.2)%

2019 Revenue per hundredweight	$27.01	$27.58		$27.30
2018 Revenue per hundredweight	25.51	25.87	Data not available	25.70
Percent Change	5.9%	6.6%		6.2%

2019 Revenue per hundredweight, ex fuel	$22.66	$23.05		$22.85
2018 Revenue per hundredweight, ex fuel	21.73	21.87	Data not available	21.80
Percent Change	4.3%	5.4%		4.8%

2019 Broker miles as a percentage of total network miles	12.6%	9.0%	11.0%	10.8%
2018 Broker miles as a percentage of total network miles	29.4	30.3	32.9	30.6
Percent Change	(57.1)%	(70.3)%	(66.6)%	(64.7)%

[1] Balances are through June 19, 2019 and 2018. The statistics presented above are preliminary, unaudited and subject to completion of the Company’s quarterly review and close process. As such, they do not reflect quarter-end adjustments or other adjustments to conform to U.S. GAAP. Actual results may differ materially from these preliminary estimates.

2 If June data is unavailable, quarter-to-date figures are through May 31, 2019 and 2018. If June date is available, quarter-to-date figures are through June 19, 2019 and 2018.
3 In thousands

The Company also posted an investor presentation on the Investor Relations portion of the Company's website at www.forwardaircorp.com for use at future industry conferences and shareholder meetings. A copy of the presentation is furnished herewith as Exhibit 99.2.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit
99.1	Investor Day Presentation, dated June 25, 2019
99.2	Investor Relations Presentation, abridged, dated June 25, 2019

The information in these Items 7.01 and 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: June 25, 2019	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer